EXHIBIT 16.2
                                                                    ------------







November 26, 2003







Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We have read the statements made by Salon Media Group, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K/A report dated October 30, 2003. We agree with the statements concerning our Firm in such Form 8-K/A.


Very truly yours,



PricewaterhouseCoopers LLP